[LETTERHEAD OF CONSIDINE & CONSIDINE]




         November 8, 2000

         Securities and Exchange Commission
         Judiciary Plaza
         450 Fifth Street, N.W.
         Washington, D.C. 20549

         Dear Sirs/Madams:

         We have read and agree with the comments in Item 4 of Form 8-K of Communicate.com Inc. dated November 2, 2000.


         Yours truly,

         /s/ Considine & Considine
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